Exhibit 99.1

News Release

Contact:    Frank Esposito
Investor Relations
(216) 682-7003

OMNOVA reports seventh consecutive quarter of year-over-year growth in Specialty Segment volume in Q3 2018 and acquisition of Portugal-based manufacturer for its Specialty Solutions segment

BEACHWOOD, OHIO, September 26, 2018 -
Third Quarter 2018 Highlights

•
Loss per share for Q3 of 2018 was $0.04 compared to earnings per Share of $0.18 last year, driven by asset writedowns related to the Company’s strategic decision to exit the commodity coated paper market.

•	Adjusted Diluted Earnings per Share for the quarter was $0.18 compared to $0.25 last year.

•
Specialty Solutions Segment Operating Profit for the quarter was $19.5 million compared to $18.9 million last year. Adjusted Segment Operating Profit for Specialty Solutions was $19.7 million, up 4.2% from $18.9 million last year, driven by higher volumes.

•	OMNOVA’s Specialty Solutions segment achieved its seventh consecutive quarter of volume growth. The Company’s specialization strategy continues to show traction.

•	Net Debt to Adjusted EBITDA improved to 3.0x from 3.3x at the end of last year’s third quarter.

•	The Company strengthened its specialty coatings market position through the acquisition of Resiquímica, bringing annual revenues of approximately $65 million to OMNOVA.

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•	The Company’s Board of Directors authorized a share repurchase program for up to $20 million in recognition of the Company’s improved financial position and cash generation.

•	The Company’s 2018 full year performance expectations remain unchanged - the fourth consecutive year of growth in Adjusted Diluted Earnings per Share.

OMNOVA Solutions Inc. (NYSE: OMN) Chief Executive Officer Anne Noonan, commenting on the third quarter of fiscal 2018, said, “We recorded our seventh consecutive quarter of volume growth in our specialties, and improved year-over-year profitability in specialties, as our strategy continues to gain momentum. Coatings was particularly strong this quarter, and sales of recently introduced products, developed through our enhanced innovation process, continued to drive the adhesives and sealants business. We also saw volume growth in our elastomeric modifiers and antioxidants businesses, and in our offerings to the luxury vinyl tile market. For the quarter, Adjusted Segment Operating Profit for Specialty Solutions was $19.7 million, up 4.2% from $18.9 million last year and representing 90% of Combined Adjusted Segment Operating Profit. Sales in Specialty Solutions were up 6.1% to $122.1 million, representing 63% of total Company sales for the quarter.

“Adjusted Segment Operating Profit for the Performance Materials segment was $2.2 million, or 3.1% of net sales, an improvement from the second quarter. Last year we reported Adjusted Segment Operating Profit of $8.3 million in this segment, an exceptionally high result driven by margin recovery from significant raw material cost spikes in early fiscal 2017.
“Following our strategic decision to exit the commodity coated paper market, our Green Bay, Wisconsin plant closure remains on track. We continue to expect $7-8 million of annual run-rate savings, predominately benefiting our Performance Materials segment, beginning in the second half of fiscal 2019.
“This morning we were pleased to announce the acquisition of Resiquímica, a Portugal-based manufacturer of polymers and resins for coatings and construction applications. Resiquímica will add approximately $65 million of annual revenues while expanding our presence in Portugal, Spain, and North Africa.
“In light of our improved financial position and cash generation, we have re-evaluated our overall capital allocation strategy to include a return of capital component. Accordingly, our Board of Directors has authorized a share repurchase program of up to $20 million, allowing us to repurchase shares from time to time depending on business and market conditions and other

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factors such as dilution from equity programs. The program will support our existing capital deployment strategies and enable us to drive attractive returns over the long-term.
“Our full-year outlook remains unchanged-we continue to expect a fourth consecutive year of Adjusted EPS growth,” concluded Noonan.

Consolidated Results for the Third Quarter of Fiscal 2018
Loss per share for the third quarter ended August 31, 2018 was $0.04, compared to diluted earnings per share of $0.18 last year. In the third quarter of 2018, the Company recorded charges of $10.4 million primarily for asset writedowns in connection with the Green Bay, Wisconsin plant closure. In the third quarter of 2017, the Company recorded charges of $1.8 million primarily related to the “One OMNOVA” cost reduction initiative.
Adjusted Diluted Earnings per Share was $0.18 for the quarter, compared with last year‘s unusually high $0.25. For context, Adjusted Diluted Earnings per Share for the third quarters of fiscal 2016 and 2015 were $0.14 and $0.13, respectively.
Net sales for the quarter were $193.6 million, down 3.6% from last year’s $200.9 million. Net sales in Specialty Solutions increased 6.1% to $122.1 million, while net sales in Performance Materials decreased 16.7% to $71.5 million. Overall volume was unfavorable by $12.2 million, or 6%, as growth in Specialty Solutions was offset predominantly by the decline in Performance Materials due to the Company’s strategic exit from the commodity paper market. Price and mix had a favorable impact on net sales of $4.1 million, or 2%, primarily in Specialty Solutions. Currency translation was favorable by $1.5 million, or 0.7%, chiefly reflecting the strengthening of the Euro.
SG&A in the quarter was $25.9 million, down from $28.9 million in the same quarter last year. The primary drivers of the decrease were benefits from the “One OMNOVA” cost reduction initiatives and reduced incentive compensation expense.
Interest expense for the quarter was $4.7 million, compared to $5.5 million last year, reflecting lower average borrowing balances due to the Company’s $40 million debt pre-payment in December 2017, but partially offset by rising variable interest rates.
Income tax expense in the quarter was $2.3 million compared to $6.1 million in 2017. Cash taxes were $2.4 million for the quarter compared to $1.3 million last year. The Company has approximately $91.3 million of U.S. federal net operating loss carryforwards and $86.8 million of state and local tax net operating loss carryforwards.
Working capital days at the end of the quarter were 50.8, five days better compared to last year, driven by higher days payable. Cash provided by operations was $21.6 million, compared to

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$19.9 million last year, reflecting the strong operating performance in Specialty Solutions and working capital favorability. The Company’s Net Leverage Ratio decreased to 3.0x Adjusted EBITDA, as compared to 3.3x last year (see Tables E and F), reflecting the benefit from cash generation.
The Company’s €28.5 million acquisition of Resiquímica reflects a 7.0x EBITDA multiple before cost synergies. The transaction was funded with cash on hand and available liquidity from OMNOVA’s senior revolving credit facility, and is anticipated to increase OMNOVA’s annual revenues by approximately €56 million, or U.S. $65 million. The acquisition is expected to be accretive to earnings and operating margins in 2019.

Specialty Solutions Segment Results
Net sales for Specialty Solutions during the third quarter of 2018 increased $7.0 million, or 6.1%, to $122.1 million, compared with $115.1 million last year. The year-over-year improvement was driven by volume increases of $2.3 million, or 2.0%, and price and mix improvements of $4.2 million, or 3.6%. Foreign currency translation accounted for the remainder of the increase in net sales. Volumes were strong in the Company’s coatings, adhesives and sealants, films, elastomeric modifiers, and home & personal care businesses.
Segment operating profit was $19.5 million compared with $18.9 million last year. Adjusted Segment Operating Profit grew 4.2% to $19.7 million, or 16.1% of net sales, compared to $18.9 million, or 16.4% of net sales, last year. (See Tables A and B.) Increased volume, healthy mix, and cost controls continued to drive the operating profit improvements.

Performance Materials Segment Results
Net sales for Performance Materials during the third quarter of 2018 were $71.5 million, down $14.3 million from $85.8 million last year. The divested China Coated Fabrics business accounted for $0.7 million of net sales in the third quarter of 2017. Volume, excluding China Coated Fabrics, was down $14.5 million, or 16.8% from last year, primarily driven by the Company’s strategic exit from the commodity paper market. Volume in antioxidants and tire cord were favorable and the impact of foreign exchange was slightly favorable.
Performance Materials’ segment operating loss for the quarter was $7.9 million, compared with operating profit of $8.3 million last year. The operating loss this year includes $10.1 million of charges primarily related to the closure of the Company’s Green Bay, Wisconsin manufacturing facility. Adjusted Segment Operating Profit was $2.2 million, or 3.1% of net sales, compared to $8.3 million, or 9.7% of net sales, last year. (See Tables A and B.) Last year’s exceptionally high result was driven by margin recovery from significant raw material cost spikes in early fiscal 2017.

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Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for September 26, 2018, at 11:00 a.m. ET. OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan will host the live audio event. The call is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, October 10, 2018. A telephone replay also will be available beginning at 1:00 p.m. ET on September 26, 2018, and ending at 11:59 p.m. ET on October 10, 2018. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 454246 or (International) 320-365-3844, access code 454246.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Net Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended August 31,		Nine Months Ended August 31,
(In millions)	2018	2017	2018	2017
Net Sales:
Specialty Solutions	$122.1	$115.1	$360.0	$330.3
Performance Materials	71.5	85.8	218.5	266.5
Total Net Sales	$193.6	$200.9	$578.5	$596.8
Segment Operating Profit:
Specialty Solutions	$19.5	$18.9	$55.0	$45.6
Performance Materials	(7.9)	8.3	(5.6)	5.8
Interest expense	(4.7)	(5.5)	(14.4)	(16.0)
Corporate expense	(6.5)	(7.7)	(21.6)	(23.3)
Income (Loss) Before Income Taxes	.4	14.0	13.4	12.1
Income tax expense (benefit)	2.3	6.1	(.3)	7.0
Net Income (Loss)	$(1.9)	$7.9	$13.7	$5.1
Depreciation and amortization	$7.8	$7.1	$22.3	$20.7
Capital expenditures	$5.7	$7.1	$12.8	$17.0

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended August 31, 2018
					Table A

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$122.1	$71.5	$193.6	$—	$193.6

Segment Operating Profit / Corporate Expense	$19.5	$(7.9)	$11.6	$(6.5)	$5.1
Interest expense	—	—	—	(4.7)	(4.7)
Income (Loss) Before Income Taxes	$19.5	$(7.9)	$11.6	$(11.2)	$.4
Management Excluded Items
Restructuring and severance	—	.4	.4	—	.4
Accelerated depreciation on production transfer	—	.5	.5	—	.5
Asset impairment, facility closure costs and other	.8	9.6	10.4	—	10.4
Other financing costs	(.1)	(.1)	(.2)	—	(.2)
Acquisition and integration related expense	(.5)	(.3)	(.8)	.1	(.7)
Subtotal for management excluded Items	.2	10.1	10.3	.1	10.4
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$19.7	$2.2	$21.9	$(11.1)	$10.8
Tax expense (25% rate)*					(2.7)
Adjusted Income					$8.1
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.18

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	16.1%	3.1%	11.3%
Segment / Corporate Capital Expenditures	$3.7	$1.6	$5.3	$.4	$5.7

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$19.7	$2.2	$21.9	$(11.1)	$10.8
Unallocated corporate interest expense	—	—	—	4.7	4.7
Segment / Consolidated Adjusted EBIT	19.7	2.2	21.9	(6.4)	15.5
Depreciation and amortization	4.6	2.6	7.2	.1	7.3
Segment / Consolidated Adjusted EBITDA	$24.3	$4.8	$29.1	$(6.3)	$22.8

Adjusted EBITDA as a % of sales	19.9%	6.7%	15.0%		11.8%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended August 31, 2017
					Table B

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$115.1	$85.8	$200.9	$—	$200.9

Segment Operating Profit / Corporate Expense	$18.9	$8.3	$27.2	$(7.7)	$19.5
Interest expense	—	—	—	(5.5)	(5.5)
Income (Loss) Before Income Taxes	$18.9	$8.3	$27.2	$(13.2)	$14.0
Management Excluded Items
Restructuring and severance	—	.3	.3	—	.3
Acquisition and integration related expense	—	—	—	.2	.2
Environmental costs	—	.3	.3	—	.3
Pension curtailment	—	—	—	.4	.4
Asset impairment, facility closure costs and other	—	(.6)	(.6)	1.2	.6
Subtotal for management excluded Items	—	—	—	1.8	1.8
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$18.9	$8.3	$27.2	$(11.4)	$15.8
Tax expense (30% rate)*					(4.7)
Adjusted Income					$11.1
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.25

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	16.4%	9.7%	13.5%
Segment / Corporate Capital Expenditures	$3.3	$3.7	$7.0	$.1	$7.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$18.9	$8.3	$27.2	$(11.4)	$15.8
Unallocated corporate interest expense	—	—	—	5.5	5.5
Segment / Consolidated Adjusted EBIT	18.9	8.3	27.2	(5.9)	21.3
Depreciation and amortization	3.7	2.7	6.4	.7	7.1
Segment / Consolidated Adjusted EBITDA	$22.6	$11.0	$33.6	$(5.2)	$28.4

Adjusted EBITDA as a % of sales	19.6%	12.8%	16.7%		14.1%

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OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Nine Months Ended August 31, 2018
					Table C

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$360.0	$218.5	$578.5	$—	$578.5

Segment Operating Profit / Corporate Expense	$55.0	$(5.6)	$49.4	$(21.6)	$27.8
Interest expense	—	—	—	(14.4)	(14.4)
Income (Loss) Before Income Taxes	$55.0	$(5.6)	$49.4	$(36.0)	$13.4
Management Excluded Items
Restructuring and severance	.7	.4	1.1	.7	1.8
Accelerated depreciation on production transfer	.1	.4	.5	—	.5
Asset impairment, facility closure costs and other	.9	10.0	10.9	.1	11.0
Environmental costs	—	.2	.2	—	.2
Deferred financing fees written-off	—	—	—	.8	.8
Other financing costs	(.1)	(.1)	(.2)	—	(.2)
Acquisition and integration related expense	(.1)	(.2)	(.3)	.7	.4
Subtotal for management excluded items	1.5	10.7	12.2	2.3	14.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$56.5	$5.1	$61.6	$(33.7)	$27.9
Tax expense (25% rate)*					(7.0)
Adjusted Income (Loss)					$20.9
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.47

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	15.7%	2.3%	10.6%
Segment / Corporate Capital Expenditures	$8.8	$3.3	$12.1	$.7	$12.8

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$56.5	$5.1	$61.6	$(33.7)	$27.9
Unallocated corporate interest expense	—	—	—	14.4	14.4
Segment / Consolidated Adjusted EBIT	56.5	5.1	61.6	(19.3)	42.3
Depreciation and amortization	13.0	8.6	21.6	.2	21.8
Segment / Consolidated Adjusted EBITDA	$69.5	$13.7	$83.2	$(19.1)	$64.1

Adjusted EBITDA as a % of sales	19.3%	6.3%	14.4%		11.1%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Nine Months Ended August 31, 2017
					Table D

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$330.3	$266.5	$596.8	$—	$596.8

Segment Operating Profit / Corporate Expense	$45.6	$5.8	$51.4	$(23.3)	$28.1
Interest expense	—	—	—	(16.0)	(16.0)
Income (Loss) Before Income Taxes	45.6	5.8	51.4	(39.3)	12.1
Management Excluded Items
Restructuring and severance	.6	1.7	2.3	2.6	4.9
Asset impairment, facility closure costs and other	—	12.3	12.3	1.4	13.7
Environmental costs	—	(2.2)	(2.2)	—	(2.2)
Pension settlement	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.2	.2
Subtotal for management excluded items	.6	11.8	12.4	4.6	17.0
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$46.2	$17.6	$63.8	$(34.7)	$29.1
Tax expense (30% rate)*					(8.7)
Adjusted Income					$20.4
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.46

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	14.0%	6.6%	10.7%
Segment / Corporate Capital Expenditures	$8.5	$7.9	$16.4	$.6	$17.0

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$46.2	$17.6	$63.8	$(34.7)	$29.1
Unallocated corporate interest expense	—	—	—	16.0	16.0
Segment / Consolidated Adjusted EBIT	46.2	17.6	63.8	(18.7)	45.1
Depreciation and amortization	10.7	8.5	19.2	1.5	20.7
Segment / Consolidated Adjusted EBITDA	$56.9	$26.1	$83.0	$(17.2)	$65.8

Adjusted EBITDA as a % of sales	17.2%	9.8%	13.9%		11.0%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended August 31, 2018
					Table E
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$471.2	$293.5	$764.7	$—	$764.7

Segment Operating Profit / Corporate Expense	$69.3	$(24.0)	$45.3	$(28.1)	$17.2
Interest expense	—	—	—	(19.9)	(19.9)
Income (Loss) Before Income Taxes	$69.3	$(24.0)	$45.3	$(48.0)	$(2.7)
Management Excluded Items
Restructuring and severance	.7	.4	1.1	1.0	2.1
Accelerated depreciation on production transfer	.1	.4	.5	—	.5
Asset impairment, facility closure costs and other	1.2	31.3	32.5	.5	33.0
Environmental costs	—	.4	.4	—	.4
Deferred financing fees written-off	—	—	—	.8	.8
Other financing	(.1)	(.1)	(.2)	—	(.2)
Acquisition and integration related expense	(.1)	(.2)	(.3)	.7	.4
Subtotal for management excluded items	1.8	32.2	34.0	3.0	37.0
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$71.1	$8.2	$79.3	$(45.0)	$34.3
Tax expense					(10.3)
Adjusted Income					$24.0
Adjusted Diluted Earnings Per Share From Adjusted Income					$0.54

Adjusted Segment Operating Profit as a % Of Sales	15.1%	2.8%	10.4%
Segment / Corporate Capital Expenditures	$13.7	$6.3	$20.0	$.9	$20.9

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$71.1	$8.2	$79.3	$(45.0)	$34.3
Unallocated corporate interest	—	—	—	19.9	19.9
Segment / Consolidated Adjusted EBIT	71.1	8.2	79.3	(25.1)	54.2
Depreciation and amortization	16.8	11.5	28.3	0.7	29.0
Segment / Consolidated Adjusted EBITDA	$87.9	$19.7	$107.6	$(24.4)	$83.2

Adjusted EBITDA as a % of sales	18.7%	6.7%	14.1%		10.9%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $7.2M. )					$318.8
Less cash					(66.2)
Net Debt (Debt less Cash)					$252.6

Net Leverage Ratio**					3.0x

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended August 31, 2017
					Table F
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$431.7	$352.1	$783.8	$—	$783.8

Segment Operating Profit / Corporate Expense	$52.4	$11.1	$63.5	$(34.4)	$29.1
Interest expense	—	—	—	(23.3)	$(23.3)
Income (Loss) Before Income Taxes	$52.4	$11.1	63.5	$(57.7)	$5.8
Management Excluded Items
Restructuring and severance	.6	2.2	2.8	7.4	10.2
Asset impairment, facility closure costs and other	6.1	12.4	18.5	1.3	19.8
Environmental costs	—	(1.9)	(1.9)	—	(1.9)
Deferred financing fees written-off	—	—	—	3.2	3.2
Pension settlement	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.7	.7
Vacation policy change	(.3)	(.1)	(.4)	(.1)	(.5)
Subtotal for management excluded items	6.4	12.6	19.0	12.9	31.9
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$58.8	$23.7	82.5	$(44.8)	$37.7
Tax expense					(11.3)
Adjusted Income					$26.4
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.59

Adjusted Segment Operating Profit as a % Of Sales	13.6%	6.7%	10.5%
Segment / Corporate Capital Expenditures	$12.6	$12.8	$25.4	$.7	$26.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$58.8	$23.7	$82.5	$(44.8)	$37.7
Unallocated corporate interest expense	—	—	—	21.3	21.3
Segment / Consolidated Adjusted EBIT	58.8	23.7	82.5	(23.5)	59.0
Depreciation and amortization	14.2	11.8	26.0	1.8	27.8
Segment / Consolidated Adjusted EBITDA	$73.0	$35.5	$108.5	$(21.7)	$86.8

Adjusted EBITDA as a % of sales	16.9%	10.1%	13.8%		11.1%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $8.5M.)					$362.9
Less cash and restricted cash					(74.6)
Net Debt (Debt less Cash and Restricted Cash)					$288.3

Net Leverage Ratio**					3.3 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
August 31, 2018
			Table G
Adjusted Return on Invested Capital	Trailing Twelve Months Ended	Twelve Months Ended
	Aug 31,	November 30,
	2018	2017	2016
Adjusted Net Operating Profit After Tax	(Dollars in Millions)
Adjusted income from continuing operations	$24.0	$24.8	$22.2
Interest add back excluding debt premium	19.9	21.5	22.7
Tax effect of interest add back*	(5.0)	(6.5)	(6.8)
Total Adjusted Net Operating Profit After Tax	$38.9	$39.8	$38.1

Debt and Equity
Short-term debt	$4.2	$4.2	$4.2
Long-term debt	307.4	349.8	352.5
Total shareholders' equity	45.4	38.2	109.8
Total Debt and Equity	$357.0	$392.2	$466.5

Adjusted Return on Invested Capital	10.9%	10.1%	8.2%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 25% for 2018, and 30% for 2017 and 2016.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets, as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: 1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves and continued consolidations among its competitors and customer base; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the Company's use of purchase orders rather than long-term contracts for most of its business; (14) the disproportionate impact of certain product lines on the Company's operating profitability; (15) customer credit risk; (16) the Company's ability to identify and complete strategic transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt position; (29) a decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's debt

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agreements; (31) the effects of a default under the Company's term loan or revolving credit facility; (32) the Company's ability to generate sufficient cash to service its outstanding debt; and (33) the Company's subsidiaries' ability to provide the Company with cash.

OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2016 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended August 31, 2018 were approximately $765 million. The Company has a global workforce of approximately 1,800. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31		August 31
	2018	2017	2018	2017
Net sales	$193.6	$200.9	$578.5	$596.8
Cost of goods sold (exclusive of depreciation)	144.5	143.1	431.3	441.9
Gross profit	49.1	57.8	147.2	154.9

Other costs and expenses:
Selling, general and administrative	25.9	28.9	82.0	88.2
Depreciation and amortization	7.8	7.1	22.3	20.7
Asset impairments	9.2	.4	9.6	13.3
Restructuring and severance	.4	.4	1.8	5.1
Interest expense	4.7	5.5	14.4	16.0
Debt issuance costs write-off	—	—	.8	—
Acquisition and integration related expense	(.3)	.2	.7	.2
Other (income) loss, net	1.0	1.3	2.2	(.7)
Total other costs and expenses	48.7	43.8	133.8	142.8

Income (loss) before income taxes	.4	14.0	13.4	12.1
Income tax (benefit) expense	2.3	6.1	(.3)	7.0
Net Income (Loss)	$(1.9)	$7.9	$13.7	$5.1

Income (Loss) Per Share - Basic	$(.04)	$.18	$.31	$.12
Income (Loss) Per Share - Diluted	$(.04)	$.18	$.31	$.11

Weighted average shares outstanding - basic	44.5	44.4	44.6	44.3
Weighted average shares outstanding - diluted	44.5	44.7	44.8	44.7

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets

	August 31, 2018	November 30, 2017
	(Unaudited)	(Audited)
	(Dollars in millions, except share amounts)
ASSETS:
Current Assets
Cash and cash equivalents	$66.2	$88.0
Accounts receivable, net	101.7	99.0
Inventories, net	77.7	76.5
Prepaid expenses and other	7.2	12.5
Total Current Assets	252.8	276.0

Property, plant and equipment, net	192.3	208.9
Intangible assets, net	52.9	56.0
Goodwill	65.7	66.3
Other non-current assets	5.6	5.6
Total Assets	$569.3	$612.8

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	89.8	78.3
Accrued payroll and personal property taxes	16.9	26.1
Employee benefits	3.4	2.9
Other current liabilities	8.0	5.1
Total Current Liabilities	122.3	116.6

Long-term debt	307.4	349.8
Post-retirement benefits other than pensions	5.8	6.3
Pension liabilities	61.1	70.5
Deferred income taxes	18.4	23.4
Other non-current liabilities	8.9	8.0
Total Liabilities	523.9	574.6

Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized; 48.3 million shares issued; 44.9 million and 44.8 million shares outstanding as of August 31, 2018 and November 30, 2017 respectively	4.8	4.8
Additional contributed capital	345.7	343.4
Retained deficit	(152.3)	(159.2)
Treasury stock at cost - 3.4 million and 3.5 million shares as of August 31, 2018 and November 30, 2017 respectively	(26.0)	(25.5)
Accumulated other comprehensive loss	(126.8)	(125.3)
Total Shareholders’ Equity	45.4	38.2
Total Liabilities and Shareholders’ Equity	$569.3	$612.8

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2018	2017	2018	2017
	(Dollars in Millions)
Operating Activities
Net income (loss)	$(1.9)	$7.9	$13.7	$5.1
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7.8	7.1	22.3	20.7
Impairment of long-lived assets	9.2	—	9.6	12.9
Amortization and write-off of debt issuance costs	.4	.4	1.8	1.1
Non-cash stock compensation expense	.3	.6	2.1	1.6
Provision for doubtful accounts	—	—	.4	—
Provision for obsolete inventories	.6	—	1.3	.3
Deferred income taxes	(.1)	—	(6.6)	—
Other	—	(.3)	—	(.4)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures of businesses:
Accounts receivable	11.3	8.0	(3.8)	(18.7)
Inventories	(2.3)	.3	(3.1)	(1.0)
Other current assets	.1	3.1	5.3	9.8
Current liabilities	(2.2)	(7.4)	1.4	(0.9)
Other non-current assets	8.8	5.5	1.2	7.3
Other non-current liabilities	(4.4)	1.7	(2.5)	(2.3)
Contributions to defined benefit plan	(6.0)	(7.0)	(6.0)	(7.3)
Net Cash Provided by (Used in) Operating Activities	21.6	19.9	37.1	28.2
Investing Activities
Capital expenditures	(5.7)	(7.1)	(12.8)	(17.0)
Proceeds from notes receivable	—	—	—	3.8
Business acquisitions	(.4)	(4.8)	(.5)	(7.3)
Net Cash Provided by (Used In) Investing Activities	(6.1)	(11.9)	(13.3)	(20.5)
Financing Activities
Proceeds from borrowings	—	—	2.3	—
Repayment of debt obligations	(1.0)	(1.2)	(45.4)	(3.3)
Payments for debt refinancing	—	—	(1.0)	—
Employee tax withholding related to redemption of common shares	—	(.4)	(.5)	(2.2)
Net Cash Provided by (Used In) Financing Activities	(1.0)	(1.6)	(44.6)	(5.5)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(.4)	(1.0)	.4
Net Increase (Decrease) In Cash And Cash Equivalents	13.4	6.0	(21.8)	2.6
Cash and cash equivalents at beginning of period	52.8	68.6	88.0	72.0
Cash And Cash Equivalents At End Of Period	$66.2	$74.6	$66.2	$74.6